For immediate release Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com Knowles Acquires Microphone Design Assets from ams AG ITASCA, Ill., Dec. 23, 2019 — Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, today announced it has acquired the MEMS microphone ASIC design business from ams AG. The transaction includes intellectual property, rights to source ASIC wafers from multiple foundry partners, and the transfer of the ASIC design team, which will continue to be based in Switzerland. “As voice has become a primary interface for mobile, ear, and IoT applications, we expect this acquisition to result in an immediate financial benefit from vertical integration and further enhance our leading position in the MEMS microphone market,” said Jeffrey Niew, president and chief executive officer of Knowles. “In addition to bringing in world-class mixed signal circuit design talent and IP, this transaction will provide significant cost synergies. We plan to leverage this ASIC design team and IP to develop innovative new products, further broadening our industry- leading portfolio of MEMS microphones.” The purchase price of $58 million was paid from cash on hand. Knowles expects the acquisition to be accretive to non-GAAP diluted earnings per share beginning in the first quarter of 2020, and intends to provide additional details regarding this acquisition during its Q4 earnings call. About Knowles Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medical, defense, automotive, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components, high-end capacitors, and mmWave RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 11 countries. The company is focused on investing in high value solutions to diversify its revenue and increase exposure to high-growth markets. For more information, visit knowles.com. Forward Looking Statements This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. These risks and uncertainties include, but are not limited to: (i) difficulties or delays in and/or Knowles’ inability to realize the expected cost synergy opportunities; (ii) difficulties or delays in and/or Knowles’ inability to integrate ams’ mixed signal ASIC design business, leverage its innovation capability and retain key personnel; (iii)

Page 2 unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; (iv) the success and rate of multi-microphone and smart microphone adoption and proliferation of our “intelligent audio” solutions, including our audio edge processors, to high volume platforms; (v) the timing of OEM product launches; (vi) risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability including the recent economic slowdown in China; ; and (vi) other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.